EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), entered into on April 22, 1999, made by and between TEK DIGITEL CORPORATION, a Wyoming corporation with its principal offices located at 20010 Century Boulevard, Suite 300, Germantown, Maryland 20874 (the "Company"), and Thomas Yang (the "Executive"), is effective as of April 22, 1999.

     WHEREAS, the Company merged with ATC Group L.L.C. effective as of July 6, 1998, and the Executive has been employed by the Company and by ATC Group Inc., a Maryland corporation (the "Subsidiary") as President since July 6,1998 (the "Agreement Effective Date");

     WHEREAS, the Company desires to set forth in this Agreement the terms and conditions applicable to Executive's employment as President since the Agreement Effective Date;

     WHEREAS, the Executive is willing to accept the terms and conditions herein set forth;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Executive hereby agree as follows:

     1. Emp1oyment. The Company agrees to employ Executive, and the Executive agrees to be employed by the Company, upon the terms and conditions herein provided, for the period commencing as of April 22, 1999 (the "Agreement Effective Date") and ending on June 30, 2002.

     2. Position and Duties. During the Term, the Company agrees to employ the Executive. The Executive will have such powers and duties as are commensurate with such positions and as may be conferred upon by him by the Company's Board of Directors. The Executive shall serve as Chairman and Chief Operating Officer, and shall report to the Board of Directors . As Chairman, the Executive shall preside over meetings of the Company's Board of Directors and perform such other duties as are set forth in the Company's Bylaws. As Chief Operating Officer, the Executive shall control and manage the Company's daily operations and shall directly supervise the Company's budget, contracting, human resources and other administrative policies and matters.

     During the Term, and except for illness or incapacity and reasonable vacation periods consistent with the discharge of the Executive's duties and responsibilities hereunder, the Executive shall devote substantially all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates, provided, however, that the Executive may devote such time as is reasonably required for charitable and personal activities, in accordance with the Company's practices and policies, and serve on other boards as a director or trustee if such service does not interfere with his ability to discharge his duties and responsibilities to the Company.

     3. Board Membership. Subject to shareholder approval, the Executive shall serve on the Company's Board of Directors and on the Subsidiary's Board of Directors. The Executive has served on each Board since July 6, 1998, and shall continue to serve at least through July 6, 2001, pursuant to Section 1.5 of the Merger Agreement among the Company, ATC Group, Inc. and ATC Group L.L.C., dated June 10, 1998.

     4. Location of Duties. The Executive's base of operations shall initially be at the Company's Germantown, Maryland location. The Company may relocate to another location in the Washington, D.C. metropolitan area without affecting the Executive's obligations hereunder.

     5. Compensation and Related Items. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an executive, officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

     a. Base Salary. The Company shall pay the Executive a fixed salary as follows:

          i. $60,000 per annum, on a prorated basis, for the period beginning on the Agreement Effective Date and ending on June 30, 1999;

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          ii.  $70,000 per annum for the period beginning on July 1, 1999 and ending on June 30, 2000; and

          iii. $150,000 per annum for the period beginning on July 1, 2000 and ending on June 30, 2002).

          Such fixed salary, together with all adjustments, is referred to herein as the "Base Salary." Except as otherwise provided in this Agreement, the Executive shall not be entitled to overtime or other additional compensation.

     b. Executive Incentive Plan. The Company shall promptly establish and maintain a new incentive compensation plan (the "Executive Incentive Plan") in which the Executive and other senior executives of the Company not directly involved in sales activity shall participate. The Executive Incentive Plan shall be reviewed and, if found appropriate, approved by the Board.

     c. Promptly after the execution of this Amendment, the Corporation and the Executive shall take all necessary action to cancel the non-qualified stock option to purchase 200,000 shares of common stock at an exercise price of $3.00 per share, granted by the Corporation on August 24, 1998, and with a term of four years. The Executive represents that he has not exercised said stock option in any amount and agrees not to exercise the August 24, 1998, stock option, and voluntarily waives all rights under said stock option and shall hold the Corporation harmless from any and all claims which the Executive may have or which arise out of said August 24, 1998, stock option.

     d. Additional Benefits. Except as modified by this Agreement, the Executive (and the Executive's family, if applicable) shall be entitled to participate in all compensation or employee benefit plans or programs and to receive all benefits, perquisites and emoluments, for which the Board determines the Executive to be eligible. The Company shall provide the Executive, at the Company's expense, with life insurance, major medical, hospitalization and surgical coverage, dental coverage, short and long term disability coverage; in particular, throughout the Term, the Executive shall be covered at no out-of-pocket cost to the Executive by the Company's disability insurance plan insured by CNA insurance Company (or by any successor plan adopted by the Company) which shall provide disability benefits to the Executive in the event he becomes disabled (within the applicable definition of disability under the Plan).

     e. Office. During the Term, the Executive shall be entitled to a private office, and such secretarial services as have been previously provided to the Executive, and such other assistance and accommodations as shall be suitable to the character of the Executive's position with the Company and adequate for the performance of the Executive's duties hereunder.

     f. Vacation and Holidays. The Executive shall be entitled to 20 business days vacation during each calender year (prorated for the calendar year ending December 31, 1999 and for the final year of the Term ending July 30, 2002) in addition to any holidays which the Company observes. No cash settlement or carryover to any subsequent year shall be applicable to any work performed on a holiday. In the event that the Executive does not use his full vacation time for any relevant calendar year, the unused amount shall carry forward to the following calendar year and may be used in that year. To the extent that unused carryover vacation remains at the end of the Term, the Executive shall be paid the equivalent value of such unused vacation time determined with respect to his Base Salary at the end of the Term.

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



     g. Sick Days. The Executive shall be entitled to 10 business days paid sick leave during each calendar year, which shall be used only in the event of the Executive's illness. No cash settlement or carryover to any subsequent year shall be applicable to any unused sick time.

     h. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable travel or other expenses incurred by the Executive (and his spouse where there is a legitimate business reason for his spouse to accompany him) in connection with the performance of his duties and obligations under this Agreement, including, without limitation, expenses for entertainment, travel (including automobile operating expenses), meals, hotel accommodations and the like, in accordance with such rules and policies relating thereto as the Company may from time to time adopt. Reimbursement shall be subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled, provided however, that (a) the Executive shall not incur any unusual or major expenditures without the Company's prior written consent; and (b) without limiting any provisions of this Section 5(i), the Executive shall not incur any travel expenses (including the costs of transportation, meals and lodging) in excess of $3,000 per trip without the Company's prior written consent.

     i. Automobile. The Company shall provide the Executive with a leased automobile of a type consistent with the Executive's position with the Company provided that the total lease cost (including applicable taxes, fees and other charges) to the Company does not exceed $400 per month.

     6. Termination of Employment

     a. Company Discretion. The Company retains the right to terminate the Executive's employment under this Agreement for Cause or for Serious Cause.

     b. Payment in the Event of Termination. In the event that the Executives employment hereunder terminates due to Disability, a termination for Cause or for Serious Cause, or the Executive's death, or the Executive voluntarily terminates employment with the Company for reasons other than Disability (with voluntary retirement or termination following Executive's delivery of a Notice of Nonrenewal being a voluntary termination for purposes of this Agreement), earned but unpaid Base Salary and any earned but unpaid Incentive Compensation as of the Date of Termination shall be payable in full. However, no other payments (and, in particular, no severance shall be payable) shall be made, or benefits provided, by the Company under this Agreement except for compensatory rights to the extent already earned, vested benefits payable under the terms of Company's plans, and any other benefits which the Executive is entitled to receive under the terms of any other employee benefit programs maintained by the Company or its affiliates for its employees.

     c. Notice of Termination. A Notice of Termination shall be the sole means by which the Company or the Executive may terminate the Executive's employment during the Term. Any purported termination of the Executive's employment (other than by reason of death) shall be communicated by a written Notice of Termination from one party hereto to the other party hereto in accordance with Section 14 hereof.

     7. Effect of Termination of Employment in Connection with a Change in Control Event.

     a.   Termination upon a Change in Control Event. For purposes of this
          Section 7, the following event shall be deemed to be a Termination upon a Change in Control Event: the Executive's employment is terminated without Serious Cause and such termination was at the request or direction of, or pursuant to negotiations with, a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control Event.

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     b.   Payments for Termination upon a Change in Control Event. In the event of the termination of Executive's employment in circumstances constituting a Termination upon a Change in Control Event, the Company shall pay to the Executive (without any discount or reductions, except as otherwise specifically provided herein, for the time value of money) and/or provide to the Executive, as applicable, the following:

          i. the Executive's earned but unpaid Base Salary as of the Date of Termination;

          ii. the Executive's earned but unpaid Incentive Compensation as of the Date of Termination;

          iii. the benefits, if any, to which the Executive is entitled as a former employee under the employee benefit programs and compensation plans and programs maintained for the benefit of the Company's officers and employees;

          iv. all shares of the Company's Series A Preferred Stock held by the Executive as of the Date of Termination shall immediately convert into common shares of the Company's stock; and

          v. with respect to the Non-Qualified Stock Options, notwithstanding the otherwise applicable terms and conditions of such Options, the Executive's Options shall become fully vested and exercisable as of the Date of Termination. The Option Shares resulting from application of this Section 7(b)(v) shall be subject to the remaining terms and conditions of the Non-Qualified Stock Options, including, if applicable, restrictions on registration and transfer of the Options Shares. In addition, the Executive's rights to exercise the Non-Qualified Stock Options pursuant to the above schedule shall be conditioned upon the Executive's meeting his obligations under Section 8 of this Agreement; breach of such obligations by the Executive shall result in nonapplicability of the above provisions, and shall also permit the Company to exercise all other remedies available to it under this Agreement.

     c. Limitation Applicable to Excess Parachute Payments. It is the intention of the Company and the Executive that any and all amounts payable to the Company to the Executive (the "Payments") under the terms of this Agreement, together with any other payments due Executive from Company ("Other Payments"), shall not constitute "excess parachute payments" within the meaning of Section 280G or the Code and regulations promulgated by the Internal Revenue Service thereunder. In the event that the independent accountants acting as auditors for the Company immediately prior to the Change in Control (or another accounting firm designated by Company and Executive) determine that the Payments would, either by themselves or together with Other Payments, constitute "excess parachute payments," the Payments shall be reduced to the maximum amount which may be paid without constituting the Payments and the Other Payments as "excess parachute payments." The determination of the appropriate method of reduction shall be made by the Company in its sole discretion.

     8. Other Duties of the Executive During and After Term; Results of Executive's Services.

     a. Confidential Information. The Executive acknowledges that by reason of his employment with the Company he has and will hereafter, from time to time during the Term, become exposed to and/or become knowledgeable about proposals, plans inventions, practices, systems. programs, formulas, processes, methods, techniques, research, records, supplier sources, customer lists, and other forms of business information which are nor known to the Company's competitors and which are not recognized as being encompassed within standard business or management practices and which are kept secret and confidential by the Company (the "Confidential Information"). The Executive therefore agrees that at no time during or

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



          after the period of his employment by the Company will he disclose or use the Confidential Information except to the extent such information becomes public through no fault of the Executive, as required by law, as authorized by the Board, or as may be required in the prudent course of business for the benefit of the Company. In addition, as of the date of the Executive's first performance of service for the Company hereunder, Executive shall execute the Confidentiality Agreement attached as Exhibit B to the Agreement and acknowledges that no compensation or benefits (other than as provided under this Agreement) shall be payable to the Executive in consideration of his execution of the Confidentiality Agreement.

     b. Non-Compete. In consideration of the mutual terms and agreements set forth in this Agreement and the grant of Non-Qualified Stock Options under Section 5(d) hereof, the Executive hereby agrees that (i) while the Executive is employed during the Term, (ii) during such time after the Term as the Executive is employed by the Company and (iii) for a period of two years after the Executive's Date of Termination, he will not, unless authorized in writing to do so by the Company, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any substantial manner with any business which directly or indirectly competes to a material extent with any line of business of the Company or its subsidiaries which was operated by the Company or its subsidiaries at the Date of Termination; provided, that nothing in this paragraph shall prohibit the Executive from acquiring up to 5% of any class of outstanding equity securities of any corporation whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market." The
          Executive agrees that for a period ending two years after the Date of Termination hereunder, the Executive will not (y) recruit any employee of the Company or solicit or induce, or attempt to solicit or induce, any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company, or (z) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company that were contacted, solicited or served by the Executive while employed by the Company.

     c. Non-Disparagement. The Executive shall not disparage the Company, the Subsidiary or any of its affiliates, its officers, directors or employees in connection with the Executive's employment with the Company, his termination of employment with the Company, if applicable, or otherwise.

     d.   Rights to Executive's Work Product and Related Matters.

          i. Ownership of Work Product. The Company will be entitled to and will own all the results and proceeds of the Executive services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created or developed or worked on by the Executive during his employment by the Company; the same shall be the sole and exclusive property of the Company; and the Executive will not have any right, title or interest of any nature or kind therein. Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by the Executive at any time during the term of his employment will be a result of proceed of the Executive's services under this Agreement. The Executive will take such action and execute such documents as the Company may request to warrant and confirm the Company's title to and ownership of all such results and proceeds and to transfer and assign to the Company any rights which the Executive may have therein. The Executives right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Executive's services under this Agreement. The Company will also own, and promptly on receipt thereof the Executive will pay to the Company, any monies


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



               and other proceeds to which the Executive is entitled on account of rights pertaining to any of the Company's products which the Executive acquired before the date of this Agreement.

          ii. Use of Executive's Name. The Company is hereby granted the sole exclusive right during the term of his employment to make use of and to permit others to make use of the Executive's name, pictures, photographs, and other likenesses, and voice, in connection with the advertising, publicity and exploitation of any products, or in connection with the use of implementation of any of the Executive's services hereunder or the proceeds thereof. This right shall continue in perpetuity as a non-exclusive and noncompensable right after termination of employment for any reason whatsoever including, without limitation, termination by either party for cause or wrongful termination by either party. No additional compensation shall be due the Executive for any such use by the Company or a subsidiary. In no event, however, shall the Executive, directly or indirectly, be represented as endorsing any product or commodity without the Executive's written consent.

          iii. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Executive, the Company may do so and may take out such insurance for any sum that it deems desirable. The Executive will have no right, title or interest in or to such insurance or the proceeds thereof. The Executive nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

          iv. Uniqueness of Services. The Executive acknowledges that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Executive but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

          e. Remedies. The Company and the Executive confirm that the restrictions contained in Section 8 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company and that any violation of any provision of Section 8 will result in irreparable injury to the Company. The Executive hereby agrees that, in the event of any breach or threatened breach of the terms or conditions of this Agreement by the Executive, the Company's remedies at law will be inadequate and, in any such event, the Company shall be entitled to commence an action for preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. The Executive further irrevocable consents to the jurisdiction of any Maryland state court or federal court located in the State of Maryland over any suit, action or proceeding arising out of or relating to this Section 8(d) and hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. In addition, if the Executive at any time engages in conduct violative of his obligations under Section 8(b), the Company shall be entitled to discontinue the payments and benefits provided under Sections 6 or 7 (as the case may be), including the benefits made available with respect to the NonQualified Stock Options pursuant to Section 7(b) above, and may seek repayment from the Executive of any payments already made, or reimbursement forth economic value of any Nonqualified Stock Options which have been exercised by the Executive. The Executive's Agreement as set forth in this Section 8 shall: (x) survive the termination of this Agreement,

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               and continue throughout the duration of the Executive's
               employment with the Company, except as amended or modified by written agreement of the parties; and (y) survive the Executives termination of employment with the Company for the periods specified in Section 8 hereof.

     f. Modification of Terms. If any restriction in this Section 8 of the Agreement is adjudicated to exceed the time, geographic, service or other limitations permitted by applicable law in any jurisdiction, the Executive agrees that such may be modified and narrowed, either by a court or the Company, to the maximum time, geographic, service or other limitations permitted by applicable law so as to preserve and protect the Company's legitimate business interest, without negating or impairing any other restrictions or undertaking set forth in the Agreement.

     9. Withholding Taxes. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling, and shall report income to the Executive (or his beneficiaries) resulting from the Executive's employment with the Company under this Agreement in such manner as comports with applicable tax laws, in the Company's reasonable judgment.

     10. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

     11. Indemnity. To the extent permitted by law, the Company will indemnify the Executive against any claim or liability and will hold the Executive harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Executive performed or made in good faith on behalf of the Company pursuant to this Agreement, regardless of negligence. The Company will not be obligated to pay the Executive's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Executive; but any counsel furnished by the Company must be reasonably satisfactory to the Executive. The foregoing provisions will survive termination of the Executive's employment with the Company for any reason whatsoever and regardless of fault.

     12. D&O Insurance. The Company will, to the extent provided to other directors and executive officers of the Company, provide the Executive with officers' and directors' liability insurance covering acts or omissions by the Executive in the performance of his duties to the Company under this Agreement as an officer and, if he serves as such, as a director of the Company.

     13. Other Contract in Force. Pursuant to Section 3.1 of the Merger Agreement between ATC Group L.L.C. and the Company, the Executive has granted to the Company that certain Option to Redeem Merger Shares dated June 22, 1998 (the "Option"). The respective provisions of the Merger Agreement and Option are fully incorporated by reference into this Agreement. Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of the Merger Agreement are set forth as Exhibit C to this Agreement. The Executive acknowledges and agrees that the provisions of the Merger Agreement and Option remain in effect and are valid and enforceable by the Company. No covenant or agreement contained in this Agreement relating to compensation of the Employee or the terms of his employment may exceed what is permitted in the Merger Agreement.


     l4. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail as follows:

          a.  To Company:
              20010 Century Boulevard
              Suite 300
              Germantown, Maryland  20874
              Facsimile number:  (301) 428-1720



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



          b.  To the Executive:
              Thomas Yang
              2614 Paddock Gate Court
              Herndon, Virginia 22071
              Facsimile number:  (703) 742-3691

or to such other address as either party shall have previously specified in writing to the other.

     15. All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

     16. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     17. Contents of Agreement. This Agreement supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended ox terminated except upon written amendment approved by the parties hereto. Unless otherwise required by law, in the event of a conflict between this Agreement and any plan, program, or Company policy, the terms of this Agreement shall be controlling.

     18. Governing Law. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Maryland (and Federal laws to the extent applicable), and Executive consents to the jurisdiction of the state and federal courts of Maryland in any dispute arising under this Agreement.

     19. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in marking proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     20. Settlement of Disputes: Arbitration. Except with respect to actions for preliminary and permanent injunctive relief and other equitable relief under
Section 8, any controversy or claim arising out of or relating to this Agreement or any breach thereof, shall be settled by arbitration in accordance with the terms of this Section 20. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing within thirty (30) days and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within thirty
(30) days after notification by the Board that the Executive's claim has been denied. If agreed to in writing by the Company and the Executive after a determination has been readied on such appeal, any further dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation or alleged breach thereof, shall be settled by arbitration in accordance with the Center for Public Resources, Inc. Non-Administered Arbitration Rules, by three arbitrators, none of whom shall be appointed by either party. The arbitration shall be governed by United States Arbitration Act, 9 U.S.C. ss. l-l6, except that discovery shall be permitted under rules substantially in conformance with the Federal Bales of Civil Procedure, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction

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



thereof. The place of the arbitration shall be Washington, D.C. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     21. Definitions. For purposes of this Agreement, the following terms have the following meanings:

     a. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     b. "Cause," shall mean with respect to termination by the Company of the Executive's employment: (i) as determined by the Company's Board of Director; the (allure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after quarterly review meetings between the Executive and the Board of Directors at which the Board of Directors provides the Executive with specific details of the claimed failure to perform (including failure to attain required performance benchmarks) and which review process provides Executive with at least a 30-day period to correct such failure, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise, including, but not limited to, a breach of fiduciary duty or a duty of loyalty to the Company, a breach of the Executive's duties under Section 8 of this Agreement, conviction of a felony offense committed against the Company or on Company property, or conviction of or admission of any act of moral turpitude committed against the Company (such as fraud, embezzlement or other similar acts).

     c.   "Change in Control Event" shall mean any of the following events:

          i. any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the then outstanding shares of common stock of the Company; or

          ii. the Company consolidates with, or merges with or into, any other Person (other than a subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property and the shareholders of the Company immediately prior to the transaction do not immediately following such transaction hold, directly or indirectly, 50% or more of the outstanding shares of the surviving entity (i.e., the Person with which the Company has consolidated or with which or into which it has merged); or

          iii. a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 90% of the assets (measured by either book value or fair market value) or (B) generating more than 90% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.


               Notwithstanding the foregoing, no "Change in Control Event" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     d. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes references to any comparable or succeeding provision of any legislation which amends, supplements, or replaces such section or subsection.

     e. "Date of Termination," with respect to any purported termination of the Executive's employment, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period); and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the ease of a termination by the Executive, shall not be less than thirty (30) days nor more than sixty
          (60) days, respectively, from the date such Notice of Termination is given).

     f. "Disability" shall mean termination by the Company of the Executive's employment upon or following Executive's commencement of benefits under the Company's long-term disability plan.

     g. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     h. "Notice of Termination" shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     i. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange
          Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     j. "Serious Cause" shall mean "Cause" limited to the definitions set forth in Section 21(b)(ii).

     k. "Term" shall mean the initial period commencing as of April 22, 1999, and ending on June 30, 2002.

     l. "Termination upon a Change in Control Event" shall have the meaning set forth in Section 7(a). A termination due to death, Disability, or for Serious Cause shall not constitute a Termination upon a Change in Control Event, and payments in the event of such a termination shall be determined under Section 6 hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                              TEK DIGITEL CORPORATION


                                               By: /s/ Robert Clarke
                                                   -----------------------

                                              Title: Director
                                                     ---------------------

                                              THE EXECUTIVE


                                              /s/ Thomas Yang
                                              ----------------------------
                                              Thomas Yang